UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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[X]  Preliminary Proxy Statement.

[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY

     RULE 14a-6(e)(2)).

[ ] Definitive Proxy Statement.

[ ] Definitive Additional Materials.

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

U.S. PRECIOUS METALS, INC..

(NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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U.S. PRECIOUS METALS, INC.

15122 Tealrise Way

Lithia, Florida 33547

 (407)-566-9310

NOTICE OF CONSENT SOLICITATION

To the Stockholders of U.S. Precious Metals, Inc.:

We hereby notify you that the Board of Directors of U.S. Precious Metals, Inc., a Delaware corporation (the “Company”) is soliciting your consent to approve an amendment to the Company’s certificate of incorporation to increase (the “Common Increase”) the number of authorized shares of the common stock of the Company from 100 million shares to 500 million shares.

The matters listed in this notice are described in detail in the accompanying Consent Solicitation Statement. Our board of directors has fixed the close of business on September 30, 2010 as the record date for determining those stockholders who are entitled to notice of and to vote at on the Common Increase. The list of the stockholders of record as of the close of business on September 30, 2010 will be made available for inspection at the Company’s principal place of business.  This Solicitation will expire, and your consent must be received by, 5 p.m. Eastern Standard Time on October 31, 2010.

YOUR VOTE IS IMPORTANT

Please sign, date, and return the enclosed consent in the envelope provided so that your vote will be counted. No postage is required if the consent is mailed in the United States.

The accompanying Consent Solicitation Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

 /s/ Jack Wagenti

Jack Wagenti, Chairman of the Board

Lithia, Florida

October ___, 2010

GENERAL

This consent of stockholders is being furnished to. the common stockholders of U.S. Precious Metals, Inc., a Delaware corporation (the "Company"), as of the close of business on September 30, 2010 (the “Record Date’) in connection with the solicitation of consents of such stockholders to approve an amendment to the Company’s certificate of incorporation to increase (the “Common Increase”) the number of authorized shares of the common stock of the Company from 100 million shares to 500 million shares.

The notice of Consent Solicitation and this Consent Solicitation Statement are being mailed to our stockholders on or about October, 2010.   The Company will bear the cost of its solicitation of consents. The original solicitation of consents by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

On September 27, 2010, our board of directors unanimously approved the Common Increase and recommended that Common Increase be submitted to a vote of the Company’s stockholders. The board of directors is soliciting votes FOR the Common Increase.

This solicitation will expire at, and your consent must be received by, 5 p.m. Eastern Standard Time, on October 31, 2010.  The Company may extend this Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Common Increase have been received. You may revoke your consent at any time before 5:00 p.m. Eastern Standard Time, on October 31, 2010.

 INFORMATION ABOUT VOTING

Q:         Why am I receiving these materials?

A:

The board of directors is providing these materials for you in connection with our solicitation of consents As a shareholder of record as of September 30, 2010; you are invited to vote on the items of business described in this consent solicitation statement.

Q:         What information is contained in these materials?

A:	The information included in this consent solicitation statement relates to the proposal to be voted, the voting process and other required information.

Q:         What items of business will be voted on?

A:	The item of business for which votes are being solicited is an amendment to the certificate of incorporation to increase the authorized common shares from 100 million to 500 million.

Q:         How does the board of directors recommend that I vote?

A:	The board of directors recommends that you vote your shares FOR the Common Increase.

Q:         What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on September 30, 2010, the record date. These shares include (1) shares held directly in your name as a stockholder of record; and (2) held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:         Can I change my vote?

A:

You may change your vote at any time prior to 5 p.m. Eastern Standard Time, on October __, 2010. For shares held directly in your name, you may accomplish this by signing a new consent bearing a later date (which automatically revokes the earlier consent). For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid consent from your broker or nominee giving you the right to vote your shares. You may also change your vote by sending a written notice of revocation to JackWagenti, Chairman  U.S. Precious Metals, Inc., 15122 Tealrise Way Lithia, Florida 33547

Q:         Can I revoke my consent?

A:

You may revoke your consent at any time before 5 p.m. Eastern Standard Time, on October 31, 2010. To revoke your proxy, notify our corporate secretary in writing, or deliver to our corporate secretary a duly executed consent bearing a later date.

Q:         Who can help answer my questions?

A:

If you have any questions about the solicitation or how to vote or revoke your consent, or you need additional copies of this Consent Solicitation Statement or voting materials, you should contact Jack Wagenti, Chairman U.S. Precious Metals, Inc., 15122 Tealrise Way Lithia, Florida 33547 (407)-566-9310.

Q:         How are votes counted?

With respect to the Common Increase proposal, you may vote FOR, AGAINST, or ABSTAIN. On this proposal, if you vote ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your consent or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors, namely for the Common Increase.

Q:         What is the voting requirement to approve each of the proposal?

A:	The proposal requires the affirmative FOR vote of a majority of those shares outstanding on the record date.

Q:          What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this statement and multiple consents. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one consent. Please complete, sign, date, and return each consent and voting instruction card that you receive.

Q:	Where can I find the voting results of the solicitation?
A:	We intend to publish final results in a Current Report on Form 8-K which will be filed within four days of the meeting.

Q:         How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our common stock that is issued and outstanding as of the close of business on September 30, 2010, the record date, is entitled to be voted on the Common Increase proposal, with each share being entitled to one vote on each matter. On the record date, 61,982,196 shares of common stock were issued and outstanding.

Q:         Is my vote confidential?

A:

Consent instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful consent solicitation.

Q:         Who will bear the cost of soliciting votes?

A:

The board of directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

The Board of Directors of the Company has authorized an amendment of the Company's Certificate of Incorporation to increase its authorized shares of common stock, $0.0001 par value, from 100,000,000 shares to 500,000,000 shares. Under the Delaware General Corporation Law (the “DGCL”), once the amendment has been filed with the Secretary of State of Delaware, shares of its authorized capital stock may be issued at the discretion of the Company’s Board of Directors, and no further shareholder approval will be required to issue any of such shares.

REASONS FOR PROPOSED ACTION

The Company’s Certificate of Incorporation currently authorizes 100,000,000 shares of common stock, par value $0.0001 per share. As of September 27, 2010, 61,982,196 shares of common stock were issued and outstanding.

The increase in authorized common stock will permit the Company to issue shares of its common stock in the future without requiring further approval from its stockholders and will provide the Company with greater flexibility in structuring transactions that involve the issuance of its common stock.

The Company is aggressively exploring possible joint ventures with other mining companies. The Company also may seek to raise additional capital through the private placement of its capital stock or debt instruments.  In implementing a structure for a particular business opportunity, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity.  As of the date of this instrument, the Company has no formal plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company. The Company cannot predict whether it will be successful in raising additional capital, or whether it will be successful in effecting any form of business joint venture or combination. In either event, the Company will be required to issue additional shares of its capital stock, the nature and amounts of such capital stock are undetermined at this time. The increase in authorized shares of common stock could delay or prevent a change of control of the Company.

The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under the DGCL or under the rules of any national securities exchange on which shares of stock of the Company. Under the Company’s, the stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company,  which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the board in opposing a takeover bid that the board of directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the board of directors is not aware of any attempt to take control of the Company and the board of directors did not propose the increase in the Company’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

VOTE BY SHAREHOLDERS AND

ACTION IN LIEU OF SHAREHOLDERS’ MEETING

A vote of stockholders holding in excess of a majority of the outstanding voting capital to effect the Common Increase is being sought from certain stockholders of record as of September 30, 2010. If the proposed action were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting.

The elimination of the need for a special meeting of stockholders to take such action is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a shareholders meeting, may be substituted for such a special meeting.

The Record Date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company for the action stated herein is September 30, 2010. The only voting capital stock outstanding of the Company is its common stock. On the Record Date, the total issued and outstanding shares of common stock of the Company were 61,982,196. The date on which this Consent Solicitation Statement will be sent to the stockholders will be on or about October___, 2010.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the record date, there were 61,982,196 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table identifies, as of the Record Date, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 61,982,196 shares of common stock of the Company which are issued and outstanding as of the Record Date. Unless indicated otherwise, the address for each individual below is 15122 Tealrise Way, Lithia, Florida 33547, the address of the Company.  The Company has no other capital stock outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class

Common	Jack Wagenti (2)(8)	5,390,776	8.7%

Common	Dave Burney(3)(8)	2,051,000	3.3%

Common	Jesus Oliveras(4)(8)	1,610,000	2.6%

Common	Sheldon Baer(5)(8)	2,300,000	3.7%

Common	Gerrano Payne(6)(8)	2,529,750	4.1%

Common	Daniel H. Luciano(7)(8)	1,091,000	1.8%

Officers and Directors as a group Common	(6 persons)(8)	14,972,526	24.2%

---------------------------------------------------------------------------------------------------------------------

(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). Mr. Wagenti is Chairman, Chief Financial Officer and Secretary/Treasurer of the Company. The amount includes 2,195,388 shares of common stock held individually by Mr. Wagenti and 2,195,388 shares of common stock held by Mr. Wagenti’s spouse. Mr. Wagenti disclaims beneficial ownership of the shares held by his spouse.

(3). Mr. Burney is President and a Director of the Company. The amount represents 1,051,000 shares held individually by Mr. Burney.

(4). Mr. Oliveras is a Director of the Company. The amount includes 610,000 shares of common stock held individually by Mr. Oliveras.

(5). Mr. Baer is Chief Operating Officer and a Director of the Company. The amount includes 1,300,000 shares of common stock held individually by Mr. Baer.

(6). Mr. Gerrano Payne is a Director of the Company. The amount includes 1,300,000 shares of common stock held individually by Mr. Payne.

(7). Mr. Luciano is a Director of the Company.  The amount includes 91,000 shares of common stock held individually by Mr. Luciano.

(8). The amount for each party include stock options to acquire 1,000,000 shares of common stock of the Company which were granted to the Company’s officers and directors.

****

NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as householding,” potentially means extra convenience for shareholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our shareholders may be householding our shareholder materials, including this proxy statement. In that event, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: U.S. Precious Metals, Inc., 15122 Tealrise Way Lithia, Florida 33547 or by calling us at (407)566-9310. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company’s common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

Delaware Anti-Takeover Provisions

The anti-takeover provisions of Section 203 of the DGCL apply to us.  Section 203 of the DGCL prohibits the Company from engaging in a business combination with any interested stockholder for a period of three years following the time the stockholder became an interested stockholder (as defined in the DGCL as any stockholder that indirectly or directly owns or is an affiliate of an owner of  15% or more of the outstanding common stock of a company  subject to certain exceptions), unless (i) prior to consummation, the transaction which results in the stockholder becoming an interested stockholder, is approved by our Board of Directors (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned 85% of the common stock at the time the transaction commenced or (iii)at or  after the transaction is consummated the board of directors and stockholders owning 662/3% of the outstanding shares not owned by the interested stockholder vote in favor of the transaction.   This provision could delay, defer or prevent a change in control of the Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jack Wagenti

Jack Wagenti

Chairman

U.S. Precious Metals, Inc.

Dated: September 30, 2010

Form of Consent

15122 Tealrise Way

Lithia, Florida 33547

(407)-566-9310

CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF U.S. PRECIOUS METALS, INC., FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 100 MILLION TO 500 MILLION

The undersigned Stockholder of U.S. Precious Metals, Inc., a Delaware corporation, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated October ___, 2010.

THE SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.

PLEASE COMPLETE, SIGN (AS THE NAME APPEARS ON YOUR STOCK CERTIFICATE), DATE AND RETURN THIS CONSENT BY FACIMILE AT 847-556-1456. PLEASE RETURN THE ORIGINALCOPYTO THE COMPANY AT THE ABOVE ADDRESS. THIS VOTE MUST BE RETURNED TO THE COMPANY BY FACIMILE NO LATER THAN OCTOBER 31, 2010.

þ	Please mark your votes as in this example.

John Doe, a holder of common stock of U.S. Precious Metals, Inc., recommends a vote FOR the Proposal.

U.S. Precious Metals, Inc.

	FOR	AGAINST

Proposal: to amend the Articles of Incorporation of U.S. Precious Metals, Inc. to increase the number of authorized shares of common stock from 100 million to 500 million. which is summarized and described in the Consent Solicitation Statement

	o	o

If no box at the right is marked, but this Consent is otherwise properly completed and signed, the company shares will be voted “FOR” the Proposal.

The solicitation of Consents will expire at 5:00 p.m., Eastern Time, on October 31, 2010, unless extended. Failure to return this Consent will have the same effect as a vote against the Proposal.

Please execute this consent as your name appears on this form. When Company Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: __________________

Amount of Shares:______________________________

Date: ______________________

Signature: ___________________